*040105*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske Secretary of State State of Nevada | 20160256514-72 |
| | Filing Date and Time: 06/07/2016 9:15 AM |
| | Entity Number: E0256412016-9 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** Stem Holdings, Inc.

**2. Registered Agent for Service of Process:** (check only one box)

- [ ] Commercial Registered Agent: ______ Name
- [X] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Geoffrey Roullard
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

| Street Address | City | | Zip Code |
|---|---|---|---|
| 321 North Walsh Street | Carson City | Nevada | 89701 |

Mailing Address (if different from street address) ______ City ______ Nevada ______ Zip Code

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares with par value: Common Stock 100,000,000 shares; Series A Preferred 50,000,000 shares; Series B Preferred 50,000,000 shares — Par value per share: $ .001 — Number of shares without par value: ______

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

| Name / Street Address | City | State | Zip Code |
|---|---|---|---|
| 1) Adam Berk, 9379 Grand Estates Way | Boca Raton | FL | 33496 |
| 2) Steven S. Hubbard, 3496 Fairview Way | West Linn | OR | 97068 |

**5. Purpose:** (optional; required only if Benefit Corporation status selected) *The purpose of the corporation shall be:* ______

**6. Benefit Corporation:** (see instructions) [ ] Yes

**7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Joseph J Collopy — Name — X [signature] Incorporator Signature

| Address | City | State | Zip Code |
|---|---|---|---|
| 3331 Street Road Ste 110 | Bensalem | PA | 19020 |

**8. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: 6/3/2016

*This form must be accompanied by appropriate fees.*